As filed with the Securities and Exchange Commission on October 14, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TechPrecision Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

51-0539828
(IRS Employer Identification No.)

3477 Corporate Parkway, Center Valley, PA	18034
(Address of Principal Executive Offices)	(Zip Code)

TechPrecision Corporation
2006 Long-Term Incentive Plan
(Full title of the plan)

James S. Molinaro
Chief Executive Officer
TechPrecision Corporation
3477 Corporate Parkway
Center Valley, PA 18034
 (Name and address of agent for service)

(484) 693-1700
(Telephone number, including area code, of agent for service)

Copy to:
William A. Scari, Esquire
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
(610) 640-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value	2,300,000 shares	$1.05	$2,415,000	$276.76

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the TechPrecision Corporation 2006 Long-Term Incentive Plan, as amended, for any future stock split, stock dividend or similar adjustments of the outstanding common stock, $0.0001 par value, of TechPrecision Corporation (the “Common Stock”).

(2)  Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The OTC Bulletin Board on October 11, 2011.  The average equaled $1.05.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register an additional 2,300,000 shares of Common Stock of TechPrecision Corporation (the “Company”) with respect to an effective Registration Statement on Form S-8 of the Company relating to the Company’s 2006 Long-Term Incentive Plan, as amended.

The contents of the Registration Statement on Form S-8, as filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 19, 2007, Registration No. 333-148152, is incorporated by reference into this Registration Statement.

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference in this Registration Statement:

•
the Company’s Annual Report on Form 10-K for the year ended March 31, 2011 filed with the SEC on June 29, 2011, as amended by the Company’s Annual Report on Form 10-K/A filed with the SEC on July 29, 2011;

•
the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 15, 2011 (as amended by the Company’s Quarterly Report on Form 10-Q/A filed with the SEC on September 13, 2011);

•
the Company’s Current Reports on Form 8-K filed with the SEC on June 22, 2011, July 11, 2011, (as amended by the Company’s Current Report on Form 8-K/A filed with the SEC on July 12, 2011) and September 21, 2011;

•	the Company’s definitive proxy statement filed with the SEC on August 22, 2011; and

•
the description of the Registrant’s Common Stock shares contained in the Company’s registration statement on Form S-1 as filed with the SEC on August 28, 2008, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Notwithstanding the foregoing, information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or any related prospectus.

Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 8.   Exhibits.

The Exhibit Index filed herewith and appearing immediately following the signatures hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Center Valley, Commonwealth of Pennsylvania, on this 14th day of October, 2011.

October 14, 2011	TECHPRECISION CORPORATION By: /s/ James. S. Molinaro
James S. Molinaro Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints James S. Molinaro and Richard F. Fitzgerald and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James S. Molinaro	Director and Chief Executive Officer	October 14, 2011
James S. Molinaro	(Principal Executive Officer)
/s/ Richard F. Fitzgerald	Chief Financial Officer	October 14, 2011
Richard F. Fitzgerald	(Principal Financial Officer and Principal Accounting Officer)
/s/ Philip A. Dur	Chairman of the Board	October 14, 2011
Philip A. Dur	and Director
/s/ Michael R. Holly	Director	October 14, 2011
Michael R. Holly
/s/ Louis A. Winoski	Director	October 14, 2011
Louis A. Winoski.
/s/ Andrew A. Levy	Director	October 14, 2011
Andrew A. Levy
/s/ Leonard M. Anthony	Director	October 14, 2011
Leonard M. Anthony

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	TechPrecision Corporation 2006 Long-Term Incentive Plan, as amended

5.1	Opinion of Pepper Hamilton LLP

23.1	Independent Registered Public Accounting Firm's Consent

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)